EXHIBIT 10.11

AMENDMENT NO. 1

TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into on December 11, 2012, effective December 31, 2012, by and between Wireless Ronin Technologies, Inc., a corporation duly organized and existing under the laws of the State of Minnesota, with a place of business at Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345 (hereinafter referred to as the “Company”), and Scott W. Koller, a resident of the state of Minnesota (hereinafter referred to as “Executive”). This Agreement amends the Executive Employment Agreement dated December 28, 2010, by and between the Company and Executive (the “Original Agreement”) as follows:

(1)	The last paragraph of Section 6.03 is amended and restated as follows:

Notwithstanding the foregoing, all pay and benefits to Executive upon termination of employment will be conditioned on Executive signing a release of claims in a form similar to that contained in Article 10 of the Agreement. Payment will commence on the sixtieth (60th) day following termination of employment provided that the release agreement has become irrevocable. For purposes of the Agreement, termination of employment means separation from service as defined in Section 409A of the Code.

IN WITNESS WHEREOF the following parties have executed the above instrument the day and year first above written.

WIRELESS RONIN TECHNOLOGY, INC.

By:	/s/ Stephen F. Birke
Stephen F. Birke
Chairman

EXECUTIVE

By	/s/ Scott W. Koller
Scott W. Koller